                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                  Verity, Inc.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

                                  VERITY, INC.
                                 894 ROSS DRIVE
                              SUNNYVALE, CA 94089
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 24, 1998

TO THE STOCKHOLDERS OF VERITY, INC.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Verity, Inc., a Delaware corporation (the "Company"), will be held on Thursday, September 24, 1998 at 11:00 a.m. local time at the Sheraton Four Points Hotel, 1100 N. Mathilda Avenue, Sunnyvale, California for the following purposes:

     1. To elect one director to hold office until the 2001 Annual Meeting of Stockholders;

     2. To consider and vote upon a proposal to amend the 1995 Stock Option Plan (the "Option Plan") of the Company to increase the number of shares of Common Stock of the Company authorized for issuance thereunder from 3,310,836 shares to 4,060,836 shares.

     3. To ratify the selection of PricewaterhouseCoopers LLP as independent accountants of the Company for its fiscal year ending May 31, 1999; and

     4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on August 12, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                      LOGO
                                          Timothy J. Moore
                                          Secretary

Sunnyvale, California
August 27, 1998

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                  VERITY, INC.
                                 894 ROSS DRIVE
                              SUNNYVALE, CA 94089
                            ------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                                AUGUST 27, 1998
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of Verity, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on September 24, 1998, at 11:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Sheraton Four Points Hotel, 1100 N. Mathilda Avenue, Sunnyvale, California. The Company intends to mail this proxy statement and accompanying proxy card on or about August 27, 1998, to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

     The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only holders of record of Common Stock at the close of business on August 12, 1998 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on August 12, 1998, the Company had outstanding and entitled to vote 11,676,685 shares of Common Stock.

     Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 894 Ross Drive, Sunnyvale, CA 94089, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

     Proposals of stockholders that are intended to be presented at the Company's 1999 Annual Meeting of Stockholders must be received by the Company not later than April 23, 1999 in order to be included in the proxy statement and proxy relating to that Annual Meeting.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Company's Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the Board of Directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

     The Board of Directors is presently composed of four members. There is one director in the class whose term of office expires in 1998. The nominee for election to this class is currently a director of the Company who was appointed by the Board of Directors to fill a vacancy. If elected at the Annual Meeting, the nominee would serve until the 2001 annual meeting and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal.

     Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominee named below. In the event that such nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. The nominee has agreed to serve if elected, and management has no reason to believe that such nominee will be unable to serve.

     Set forth below is biographical information for the nominee and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEE FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2001 ANNUAL MEETING

     GARY J. SBONA has served as the Company's President and Chief Executive Officer since July 1997 and as a director since May 1998. Since 1974, Mr. Sbona has also served as the Chairman and Chief Executive Officer of Regent Pacific Management Corporation, a management company which is currently providing services to the Company. Mr. Sbona received his B.S. in Business and Engineering from San Jose State University.

                       THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF THE NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 1999 ANNUAL MEETING

     STEVEN M. KRAUSZ has served as a director of the Company since May 1988. Mr. Krausz has been a General Partner of U.S. Venture Partners III, U.S.V. Entrepreneur Partners and BHMS Partners III since 1985. Mr. Krausz is also a director of Photon Dynamics, Inc.

     CHARLES P. WAITE, JR. has served as a director of the Company since December 1988. Mr. Waite has been a General Partner of Olympic Venture Partners II and a Vice President of Northwest Venture Services Corp. since 1987, a General Partner of Olympic Venture Partners III since 1994 and a General Partner of Olympic Venture Partners IV since 1997. Mr. Waite is also a director of CellPro Incorporated, Cardima, Inc., encoding.com, Inc., Originet, Inc., Seattle Genetics, SignalSoft Corp., WatchGuard Technologies, and Rosetta Inpharmatics.

DIRECTOR CONTINUING IN OFFICE UNTIL THE 2000 ANNUAL MEETING

     STEPHEN A. MACDONALD has served as a director of the Company since December 1988. From May 1983 until May 1996, Mr. MacDonald was employed by Adobe Systems Incorporated, where he served as Senior Vice President and Chief Operating Officer. From May 1996 to April 1998, he served as President and

Chief Executive Officer of Active Software. Mr. MacDonald is currently an independent consultant. Mr. MacDonald is a director of Network Computing Devices, Inc., and Imaging Technologies Corporation.

BOARD COMMITTEES AND MEETINGS

     During the fiscal year ended May 31, 1998, the Board of Directors held eight meetings. The Board has an Audit Committee and a Compensation Committee.

     The Audit Committee meets with the Company's independent accountants at least annually to review the results of the annual audit and discuss the financial statements, recommends to the Board the independent auditors to be retained, and receives and considers the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of two non-employee directors: Messrs. Krausz and Waite. It met one time during fiscal year 1998.

     The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of two non-employee directors:
Messrs. Krausz and Waite. It took several actions by unanimous written consent, and also met twice during fiscal year 1998.

     During the fiscal year ended May 31, 1998, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

                                   PROPOSAL 2

                            APPROVAL OF AMENDMENT TO
                      VERITY, INC. 1995 STOCK OPTION PLAN

     The Company established the Option Plan in August 1988. In June 1995, the Board of Directors amended and restated the Option Plan, extended its term and renamed the Option Plan the "Verity, Inc. 1995 Stock Option Plan." In 1996, the Board amended the Option Plan to (i) increase the number of shares of Common Stock of the Company authorized for issuance thereunder from 2,910,836 shares to 3,310,836 shares; (ii) provide that the Board may not decrease the exercise price of certain stock options or grant a new option in substitution therefor, without stockholder approval; (iii) provide that the maximum term of certain stock options granted will be eight years; and (iv) provide that the exercise price per share of any stock option granted under the Option Plan must equal at least the fair market value of a share of the Company's Common Stock on the date of grant of the stock option. The purpose of the Option Plan is to provide an equity interest for employees, directors and consultants of the Company or any parent or subsidiary corporation of the Company, in order to give them a greater personal interest in the success of the business and to provide added incentive to continue and advance in their employment or service to the Company. As of May 31, 1998, options to purchase 1,155,062 shares of Common Stock granted pursuant to the Option Plan had been exercised, 1,575,399 shares of Common Stock were reserved for issuance upon the exercise of outstanding options at a weighted average exercise price of $5.90 per share, with exercise prices ranging from $0.75 to $19.50 and 580,375 shares of Common Stock remained available for future option grants (excluding the 750,000 shares now proposed for stockholder approval), which equaled approximately 5.0% of the total number of shares of Common Stock outstanding.

PROPOSED AMENDMENTS TO THE OPTION PLAN

     The Board of Directors has amended the Option Plan, subject to stockholder approval, to increase the number of shares of Company Common Stock reserved under the Option Plan by 750,000 shares (the "Option Reserve Increase") so that the total number of shares available for future grants as of May 31, 1998 under the Option Plan would be 1,330,375. The stockholders are now being asked to approve the Option Reserve Increase at the Annual Meeting in order to make available sufficient shares for continued operation of the Option Plan.

     The Company seeks to attract, motivate and retain talented and enterprising employees by rewarding performance and encouraging behavior that will improve the Company's profitability. It believes that the Option Plan plays an important role in achieving these objectives by enabling the Company to provide broad employee equity interests in the Company. The Company believes that equity incentives provided by the Option Plan help align the interests of the employees with the interests of the Company's stockholders, and enhance the Company's ability to continue recruiting and retaining qualified officers, employees and consultants essential to the success of the Company. Management believes that the continued operation of the Option Plan necessitates an increase in the share reserve under the Option Plan.

     The Company has engaged Regent Pacific Management Corporation ("Regent Pacific") to provide management services to the Company, with employees of Regent Pacific currently serving as the Company's President and Chief Executive Officer, Chief Operating Officer and Vice President, Development and Technical Services, respectively (See "Employment Agreements and Termination and Change in Control Agreements" and "Certain Transactions"). The Company's goal for the longer term is to attract and retain key executive officers to replace the Regent Pacific personnel. In order to attract and retain such key management personnel, the Company believes that it must offer attractive equity incentives and that the number of shares of Common Stock currently authorized for issuance pursuant to the Option Plan may be inadequate for such purpose.

SUMMARY OF THE PROVISIONS OF THE OPTION PLAN

     The following summary of the Option Plan, as amended, is qualified in its entirety by the specific language of the Option Plan, a copy of which is available to any stockholder upon request.

     General. The Option Plan provides for the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonstatutory stock options. As of May 31, 1998, options to purchase 1,155,062 shares of Common Stock granted pursuant to the Option Plan had been exercised, 1,575,399 shares of Common Stock were reserved for issuance upon the exercise of outstanding options, and 580,375 shares of Common Stock remained available for future grants.

     Shares Subject to Plan. Currently, a maximum of 3,310,836 of the authorized but unissued or reacquired shares of Common Stock of the Company may be issued upon the exercise of options granted pursuant to the Option Plan. The Board of Directors has amended the Option Plan, subject to stockholder approval, to increase by 750,000 the maximum number of shares of Common Stock issuable thereunder to an aggregate of 4,060,836.

     If the stockholders approve the 750,000 share increase in the number of shares authorized for issuance under the Option Plan, 1,330,375 shares of Common Stock would be available for future option grants as of May 31, 1998, which equals approximately 11.5% of the total number of shares of Common Stock outstanding as of that date. The Option Plan imposes a limit under which no employee may receive in any fiscal year of the Company options to purchase in excess of 500,000 shares (the "Grant Limit"). The Grant Limit is intended to comply with Section 162(m) of the Code and the regulations thereunder in order to preserve the Company's ability to fully deduct any compensation expense related to options granted under the Option Plan. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company, appropriate adjustments will be made to the shares subject to the Option Plan, to the Grant Limit and to outstanding options. To the extent any outstanding option under the Option Plan expires or terminates prior to exercise in full or if shares issued upon exercise of an option are repurchased by the Company, the shares of Common Stock for which such option is not exercised or the repurchased shares are returned to the Option Plan and become available for future grant.

     Administration. The Option Plan is administered by the Board of Directors or a duly appointed committee of the Board (hereinafter referred to as the "Board"). The Option Plan provides that with respect to the participation of individuals whose transactions in the Company's equity securities are subject to
Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Option Plan must be administered in compliance with the requirements of Rule 16b-3 under the Exchange Act. Subject to the provisions of the Option Plan, the Board determines the persons to whom options are to be granted, the number of shares to be covered by each option, whether an option is to be an incentive stock option or a nonstatutory stock option, the timing and terms of exercisability of each option or the vesting of shares acquired upon the exercise of an option, including the effect thereon of an optionee's termination of service, the exercise price of and the type of consideration to be paid to the Company upon the exercise of each option, the duration of each option, and all other terms and conditions of the options. The Option Plan authorizes the Board to amend, modify, extend, renew, or grant a new option in substitution for, any option, to waive any restrictions or conditions applicable to any option or any shares acquired upon the exercise thereof, and to accelerate, continue, extend or defer the exercisability of any option or the vesting of any shares acquired upon the exercise of an option, including with respect to the period following an optionee's termination of service with the Company. However, the Board may not decrease the exercise price of a stock option granted from the Option Reserve Increase (or from the prior increase to the share reserve), or grant a new option in substitution therefor having a lower exercise price without the approval of the stockholders of the Company. Subject to certain limitations, the Option Plan provides for indemnification by the Company of any director, officer of employee against all reasonable expenses, including attorney's fees, incurred in connection with any legal action arising from such person's action or failure to act in administering the Option Plan. The Board will interpret the Option Plan and options granted thereunder, and all determinations of the Board will be final and binding on all persons having an interest in the Option Plan or any option.

     Eligibility. Generally, all employees, directors and consultants of the Company or of any present or future parent or subsidiary corporations of the Company are eligible to participate in the Option Plan. As of May 31, 1998, the Company had approximately 253 employees, including five executive officers and four directors. In addition, the Option Plan permits options to be granted to prospective employees and consultants in connection with written offers of employment or engagement. Any such options may not become exercisable prior to such individual's commencement of service. Any person eligible under the Option Plan may be granted a nonstatutory option. However, only employees may be granted incentive stock options.

     Terms and Conditions of Options. Each option granted under the Option Plan is evidenced by a written agreement between the Company and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the Option Plan. The exercise price per share of each option must equal at least the fair market value of a share of the Company's Common Stock on the date of grant. The exercise price of any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a "Ten Percent Stockholder") must be at least 110% of the fair market value of a share of the Company's Common Stock on the date of grant. The Board determines the fair market value of the Company's Common Stock in its sole discretion.

     The option exercise price may be paid in cash, by check, or in cash equivalent, by tender of shares of the Company's Common Stock owned by the optionee having a fair market value not less than the exercise price, by the assignment of the proceeds of a sale or loan with respect to some or all of the shares of Common Stock being acquired upon the exercise of the option, by means of a promissory note, by any other lawful consideration approved by the Board, or by any combination of these. The Board may nevertheless restrict the forms of payment permitted in connection with any option grant.

     Options granted under the Option Plan become exercisable and vested at such times and subject to such conditions as specified by the Board. Generally, options granted under the Option Plan are exercisable on and after the date of grant, subject to the right of the Company to reacquire at the optionee's exercise price any unvested shares held by the optionee upon termination of employment or service with the Company or if the optionee attempts to transfer any unvested shares. Shares subject to options generally vest in installments subject to the optionee's continued employment or service. The maximum term of an incentive stock option or nonstatutory stock option that draws upon shares from the Option Reserve Increase (and also the prior increase to the share reserve) under the Option Plan is eight years unless the incentive stock option is granted to a Ten Percent Stockholder, in which case the maximum term is five years. The maximum term of any other incentive stock option granted under the Option Plan is ten years unless granted to a Ten Percent Stockholder, in which case the maximum term is five years. Consistent with the Code, the Option Plan does not limit the term of any nonstatutory stock option not drawing upon shares from the Option Reserve Increase (and the prior increase to the share reserve). Options are nontransferable by the optionee other than by will or by the laws of descent and distribution, and are exercisable during the optionee's lifetime only by the optionee.

     Transfer of Control. The Option Plan provides that, in the event of (i) a sale or exchange by the stockholders of more than 50% of the Company's voting stock, (ii) a merger or consolidation in which the Company is a party, (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company, or (iv) a liquidation or dissolution of the Company wherein, upon any such event, the stockholders of the Company immediately before such event do not retain direct or indirect beneficial ownership of more than 50% of the total combined voting power of the voting stock of the Company, its successor, or the corporation to which the assets of the Company were transferred in substantially the same proportions as prior to such event (a "Transfer of Control"), the acquiring or successor corporation may assume the Company's rights and obligations under outstanding options or substitute substantially equivalent options for such corporation's stock. To the extent that the options outstanding under the Option Plan are not assumed, substituted for, or exercised prior to the Transfer of Control, they will terminate; provided, however, that the terms of certain options provide for acceleration of vesting upon such a change in control (see "Employment Agreements and Termination and Change in Control Agreements").

     Termination and Amendment. The Option Plan will continue in effect until the earlier of its termination by the Board or the date on which all shares available for issuance under the Option Plan have been issued and all restrictions on such shares under the terms of the Plan and the option agreements have lapsed, provided that all incentive stock options must be granted prior to July 19, 2006, the date on which the Board approved the amendment of the Option Plan. The Board may terminate or amend the Option Plan at any time, but, without stockholder approval, the Board may not amend the Option Plan to increase the total number of shares of Common Stock issuable thereunder, change the class of persons eligible to receive incentive stock options, or expand the class of persons eligible to receive nonstatutory stock options. No amendment may adversely affect an outstanding option without the consent of the optionee, unless the amendment is required to preserve the option's status as an incentive stock option or is necessary to comply with any applicable law.

SUMMARY OF UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE OPTION PLAN

     The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in the Option Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

     Incentive Stock Options. An optionee recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Optionees who do not dispose of their shares for two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year from the date of exercise (a "disqualifying disposition"), the difference between the fair market value of the shares on the determination date (see discussion under "Nonstatutory Stock Options" below) and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder.

     The difference between the option exercise price and the fair market value of the shares on the determination date of an incentive stock option (see discussion under "Nonstatutory Stock Options" below) is an adjustment in computing the optionee's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basic adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

     Nonstatutory Stock Options. Options not designated or qualifying as incentive stock options will be nonstatutory stock options. Nonstatutory stock options have no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the determination date (as defined below). If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The "determination date" is the date on which the option is exercised unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares are transferable or (ii) the date on which the shares are not subject to as substantial risk of forfeiture. If the determination date is after the exercise date, the optionee may elect, pursuant to Section 83(b) of the Code, to have the exercise date be the determination date by filing an election with the Internal Revenue Service not later than 30 days after the date the option is exercised. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months. No tax deduction is available to the Company with respect to the grant of a nonstatutory option or the sale of the stock acquired pursuant to such grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory option, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder.

     Potential Limitation on Company Deductions. As part of the Omnibus Budget Reconciliation Act of 1933, the U.S. Congress amended the Code to add Section 162(m) which denies a deduction to any publicly held corporation for compensation paid to a covered employee in a taxable year to the extent that non-performance-based compensation paid to such a covered employee exceeds $1 million. It is possible that compensation attributable to stock options granted under the Option Plan, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

     Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. Treasury regulations issued under Section 162(m) of the Code provide that compensation attributable to stock options will qualify as performance-based compensation if: (i) the stock option plan contains a per-employee limitation on the number of shares for which stock options may be granted during a specified period; (ii) the per-employee limitation is approved by the stockholders; (iii) the stock option is granted by a compensation committee comprised solely of "outside directors"; and (iv) the exercise price of the stock option is no less than the fair market value of the stock on the date of grant.

ADDITIONAL INFORMATION.

     1996 Nonstatutory Stock Option Plan: In February 1996, the Company's Board of Directors approved the 1996 Nonstatutory Stock Option Plan. Pursuant to the 1996 Nonstatutory Stock Option Plan, the Board of Directors has the power to grant nonstatutory stock options to employees, prospective employees, consultants and prospective consultants; provided, however, that no such grant may be made to a person who is (i) a holder of 10% or more of the Company's stock or (ii) an executive officer or director of the Company. In April 1997, the Company increased the number of shares reserved under the 1996 Nonstatutory Stock Option Plan from 300,000 to 600,000 shares of Common Stock for issuance to certain employees and consultants of the Company. In March 1998, the Company raised the number of shares to 1,860,000 shares of Common Stock for issuance to certain employees and consultants of the Company. At May 31, 1998, 780,000 shares of Common Stock were available for grant under the 1996 Nonstatutory Stock Option Plan.

     Outside Directors Plan: In July 1995, the Company's Board of Directors approved the 1995 Outside Directors Plan and reserved 200,000 shares of Common Stock for issuance to directors of the Company who are not employees of the Company. The Outside Directors Plan provides for the automatic granting of nonqualified stock options to directors of the Company who are not employees of the Company.

     At the initiation of the Plan, each current outside director was automatically granted an option to purchase 20,000 shares of Common Stock at the following annual meeting of stockholders. Each new outside director is automatically granted an option to purchase 20,000 shares of the Company's Common Stock at the annual meeting following their appointment. Thereafter at each annual meeting of the stockholders, outside directors who have previously received options will receive a new option to purchase 5,000 shares of the Company's Common Stock. The exercise price of the options in all cases will be equal to the fair market value of the Company's Common Stock at the date of grant. Options granted under the Director's Plan are immediately exercisable but vest over four years and generally must be exercised within ten years. As of May 31, 1998, 30,000 options have been granted to outside directors and 170,000 shares of Common Stock were available for grant under this plan.

     1997 Stock Option Plan for Verity Canada: In May 1997, the Company's Board of Directors authorized the adoption of the 1997 Stock Option Plan for Verity Canada. Under this plan, the Company has reserved 150,000 shares of Common Stock for issuance to certain employees and consultants of Verity Canada. The terms of the 1997 Stock Option Plan for Verity Canada are substantially the same as those of the 1995 Stock Option Plan. In March 1998, the Company increased the number of shares reserved under the Plan from 150,000 to 390,000 shares of Common Stock for issuance to certain employers and consultants of the Company. At May 31, 1998, 200,000 shares of Common Stock were available for grant under the 1997 Stock Option Plan for Verity Canada.

VOTE REQUIRED AND BOARD OF DIRECTOR'S RECOMMENDATION.

     The affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the meeting and entitled to vote is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum at the Annual Meeting of Stockholders. Abstentions will have the same effect as a negative vote on this proposal. Broker non-votes will have no effect on the outcome of this vote.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

                                   PROPOSAL 3

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending May 31, 1999 and has further directed that management submit the selection of independent accountants for ratification by the stockholders at the Annual Meeting. Coopers & Lybrand LLP, the predecessor entity of PricewaterhouseCoopers LLP, has audited the Company's financial statements since its inception. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent accountants is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent accountants at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 3.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Company's Common Stock as of July 31, 1998 by: (i) each director, (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

                                                              SHARES BENEFICIALLY OWNED
                                                              -------------------------
                                                              NUMBER OF     PERCENT OF
                    BENEFICIAL OWNER(1)                         SHARES         TOTAL
                    -------------------                       ----------    -----------
The Clark Estates, Inc......................................   966,000          8.3%
  One Rockefeller Plaza
  New York, NY 10020
Goldsmith & Harris Incorporated.............................   644,400          5.5%
  80 Pine Street
  New York, NY 10005
Dimensional Fund Advisors Inc.(2)...........................   631,300          5.4%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401
Gary J. Sbona(3)............................................   350,000          2.9%
Anthony J. Bettencourt(4)...................................   125,000          1.1%
John Navas..................................................         0            *
Hugh S. Njemanze(5).........................................   170,542          1.4%
James E. Ticehurst(6).......................................    29,600            *
Ronald F.E. Weissman(7).....................................   112,500          1.0%
Stephen W. Young............................................         0            *
Philippe F. Courtot(8)......................................         0            *
Steven M. Krausz(9).........................................    25,000            *
Stephen A. MacDonald(10)....................................    38,010            *
Charles P. Waite, Jr.(11)...................................    25,000            *
All executive officers and directors as a group (10
  persons)(12)..............................................   875,652          7.2%

---------------
  *  Represents less than one percent.

 (1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 11,673,753 shares outstanding on July 31, 1998, adjusted as required by rules promulgated by the SEC.

 (2) As set forth in the Schedule 13G filed by Dimensional Fund Advisors Inc. with the SEC on February 10, 1998, Dimensional Fund Advisors Inc. disclaims beneficial ownership of all such securities.

 (3) Includes 215,384 shares subject to stock options vested and exercisable within 60 days of July 31, 1998. See "Certain Transactions."

 (4) Includes 40,812 shares subject to stock options vested and exercisable within 60 days of July 31, 1998.

 (5) Includes 100,325 shares subject to stock options vested and exercisable within 60 days of July 31, 1998.

 (6) Includes 7,109 shares subject to stock options vested and exercisable within 60 days of July 31, 1998.

 (7) Includes 41,124 shares subject to stock options vested and exercisable within 60 days of July 31, 1998.

 (8) Mr. Courtot served as President and Chief Executive Officer of the Company until July 31, 1997 and as a director of the Company until August 21, 1997. He is no longer an employee or a director of the Company.

 (9) Includes 11,250 shares subject to stock options vested and exercisable within 60 days of July 31, 1998.

(10) Includes 18,250 shares subject to stock options vested and exercisable within 60 days of July 31, 1998.

(11) Includes 11,250 shares subject to stock options vested and exercisable within 60 days of July 31, 1998.

(12) Includes 445,504 shares which certain executive officers and directors of the Company have the right to acquire within 60 days of July 31, 1998 pursuant to outstanding options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended May 31, 1998, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

     Directors do not receive any cash compensation for their services as members of the Board of Directors, although they are reimbursed for their expenses in attending Board and committee meetings. In addition, all directors who have served on the Board for more than six months and are not members of management will receive stock options to purchase 5,000 shares of Common Stock pursuant to the 1995 Outside Directors Stock Option Plan upon the date of each annual stockholders' meeting.

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF COMPENSATION

     The following table shows for the fiscal years ended May 31, 1998, 1997 and 1996, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other four most highly compensated executive officers at May 31, 1998 (the "Named Executive Officers"):

                                                        ANNUAL COMPENSATION
                                         --------------------------------------------------
                                                                               OTHER ANNUAL
      NAME AND PRINCIPAL POSITION        FISCAL YEAR    SALARY      BONUS      COMPENSATION
      ---------------------------        -----------   --------    --------    ------------
Gary J. Sbona..........................     1998       $ 15,167          --      $     73(1)
  President and                             1997             --          --            --
  Chief Executive Officer(2)                1996             --          --            --
Anthony J. Bettencourt.................     1998       $147,051    $292,500(6)   $    198(1)
  Senior Vice President,                    1997       $ 60,633    $ 92,015      $    124(1)
  Worldwide Sales and Marketing(3)          1996       $ 98,538    $120,363      $    204(1)
John Navas.............................     1998       $      0    $      0      $      0
  Vice President, Development and           1997             --          --            --
  Technical Services(4)                     1996             --          --            --
Hugh S. Njemanze.......................     1998       $171,250    $ 35,000      $    408(1)
  Chief Technology Officer                  1997       $133,333    $      0      $    324(1)
                                            1996       $120,833    $      0      $    275(1)
James E. Ticehurst.....................     1998       $106,711    $ 21,342      $    994(1)
  Vice President, Administration,           1997       $ 79,333          --      $    684(1)
  Controller and Assistant Secretary        1996       $ 72,000          --      $    599(1)
Ronald F.E. Weissman...................     1998       $183,333    $ 40,000      $    696(1)
  Vice President, Strategy and              1997       $  4,327    $ 15,000      $     29(1)
  Corporate Development                     1996             --          --            --
Stephen W. Young.......................     1998       $      0    $      0      $      0
  Chief Operating Officer(5)                1997             --          --            --
                                            1996             --          --            --
Former Officer:
Philippe F. Courtot....................     1998       $ 37,500    $      0      $256,239(8)
  Former President and                      1997       $225,000    $      0      $  1,152(1)
  Chief Executive Officer(7)                1996       $225,000    $      0      $  1,152(1)

---------------
(1) Represents premiums paid on behalf of such Named Executive Officer for life insurance coverage in excess of a base amount of $50,000 in coverage.

(2) Mr. Sbona replaced Mr. Courtot as President and Chief Executive Officer of the Company on July 31, 1997 and is partially compensated for his services to the Company by Regent Pacific Management Corporation. See "Employment Agreements and Termination and Change in Control Agreements" and "Certain Transactions" below.

(3) Mr. Bettencourt served as Vice President, Worldwide Sales and Marketing, of the Company until December 1996. He rejoined the Company in September 1997, and currently serves as Senior Vice President, Worldwide Sales and Marketing.

(4) Mr. Navas is compensated for his services to the Company by Regent Pacific Management Corporation. See "Employment Agreements and Termination and Change in Control Agreements" and "Certain Transactions."

(5) Mr. Young is compensated for his services to the Company by Regent Pacific Management Corporation. See "Employment Agreements and Termination and Change in Control Agreements" and "Certain Transactions."

(6) Of such amount, $180,000 represents a signing bonus paid in connection with Mr. Bettencourt rejoining the Company in September 1997, and $112,500 represents sales commissions earned under a sales commission plan.

(7) Mr. Courtot served as President and Chief Executive Officer of the Company until July 31, 1997 and as a director of the Company until August 21, 1997. He is no longer an employee or a director of the Company.

(8) Of such amount, $31,047 represents payment for vacation and paid time off accrued at the time of Mr. Courtot's departure from the Company, $225,000 represents severance compensation and $192 represents premiums paid on behalf of Mr. Courtot for life insurance coverage in excess of a base amount of $50,000 in coverage.

                       STOCK OPTION GRANTS AND EXERCISES

     The Company grants options to its executive officers under its 1995 Stock Option Plan. As of July 31, 1998, options to purchase a total of 1,526,255 shares were outstanding under the 1995 Stock Option Plan and options to purchase 630,551 shares remained available for grant thereunder.

     The following tables show for the fiscal year ended May 31, 1998, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                        POTENTIAL REALIZABLE VALUE
                                               % OF TOTAL                                 AT ASSUMED ANNUAL RATES
                                 NUMBER OF      OPTIONS                                       OF STOCK PRICE
                                 SECURITIES    GRANTED TO                                 APPRECIATION FOR OPTION
                                 UNDERLYING   EMPLOYEES IN   EXERCISE OR                           TERM
                                  OPTIONS        FISCAL      BASE PRICE    EXPIRATION   ---------------------------
             NAME                GRANTED(#)       1998         ($/SH)         DATE         5%($)         10%($)
             ----                ----------   ------------   -----------   ----------   -----------   -------------
Gary J. Sbona(1)...............   350,000        13.16%        $5.1250      03/02/06     $856,436      $2,051,312
Anthony J. Bettencourt(2)......   125,000         4.70         $4.5625      09/05/05     $330,012      $  735,937
                                      500         0.02         $5.1250      03/02/06     $  1,223      $    2,930
                                   24,500         0.92         $5.1250      03/02/06     $ 59,951      $  143,592
John Navas(3)..................         0           --              --            --           --              --
Hugh S. Njemanze...............    25,000         0.94         $6.4375      08/01/05     $ 76,840      $  184,046
                                   25,000         0.94         $5.2500      10/31/05     $ 62,666      $  150,096
                                      500         0.02         $5.1250      03/02/06     $  1,223      $    2,930
                                    4,500         0.17         $5.1250      03/02/06     $ 11,011      $   26,374
James E. Ticehurst.............    10,000         0.38         $4.5625      09/04/05     $ 21,784      $   52,176
                                   15,000         0.56         $5.2500      10/31/05     $ 37,600      $   90,058
                                      500         0.02         $5.1250      03/02/06     $  1,223      $    2,930
                                    4,500         0.17         $5.1250      03/02/06     $ 11,011      $   26,374
Ronald F.E. Weissman...........    30,000         1.13         $5.2500      10/31/05     $ 75,199      $  180,115
                                      500         0.02         $5.1250      03/02/06     $  1,223      $    2,930
                                    4,500         0.17         $5.1250      03/02/06     $ 11,011      $   26,374
Stephen W. Young(4)............         0           --              --            --           --              --
Former Officer:
Philippe F. Courtot(5).........         0           --              --            --           --              --

---------------
(1) Mr. Sbona replaced Mr. Courtot as President and Chief Executive Officer of the Company on July 31, 1997 and is partially compensated for his services to the Company by Regent Pacific Management Corporation. See "Employment Agreements and Termination and Change in Control Agreements" and "Certain Transactions."

(2) Mr. Bettencourt served as Vice President, Worldwide Sales and Marketing, of the Company until December 1996. He rejoined the Company in September 1997, and currently serves as Senior Vice President, Worldwide Sales and Marketing.

(3) Mr. Navas is compensated for his services to the Company by Regent Pacific Management Corporation. See "Employment Agreements and Termination and Change in Control Agreements" and "Certain Transactions."

(4) Mr. Young is compensated for his services to the Company by Regent Pacific Management Corporation. See "Employment Agreements and Termination and Change in Control Agreements" and "Certain Transactions."

(5) Mr. Courtot served as President and Chief Executive Officer of the Company until July 31, 1997 and as a director of the Company until August 21, 1997. He is no longer an employee or a director of the Company.

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                                       NUMBER OF
                                                                      SECURITIES              VALUE OF
                                                                      UNDERLYING             UNEXERCISED
                                                                      UNEXERCISED           IN-THE-MONEY
                                                                   OPTIONS AT FY-END         OPTIONS AT
                                  SHARES ACQUIRED      VALUE       (#) EXERCISABLE/    FY-END ($) EXERCISABLE/
              NAME                ON EXERCISE(#)    REALIZED(1)    UNEXERCISABLE(2)       UNEXERCISABLE(3)
              ----                ---------------   ------------   -----------------   -----------------------
Gary J. Sbona(4)................           0               --       107,692/242,308       $282,692/$636,059
Anthony J. Bettencourt..........      15,000          $75,999        27,769/107,231       $ 87,893/$328,357
John Navas(5)...................           0               --                    --                      --
Hugh S. Njemanze................       4,000          $33,650         85,773/84,307       $360,992/$142,645
James E. Ticehurst..............       6,980          $28,169          4,425/27,110       $  48,302/$73,837
Ronald F.E. Weissman............           0               --         29,332/80,668       $ 64,477/$178,335
Stephen W. Young(6).............           0               --                    --                      --
Former Officer:
Philippe F. Courtot(7)..........           0               --                    --                      --

---------------
(1) Represents the fair market value of the underlying securities on the exercise date minus the aggregate exercise price of such option.

(2) These options are immediately exercisable in full at the date of grant, but shares purchased on exercise of unvested options are subject to a repurchase right in favor of the Company which lapses ratably over four years and entitles the Company to repurchase unvested shares at the original issuance price.

(3) Calculated on the basis of the fair market value of the underlying securities as of May 29, 1998, of $7.75 per share, the last trading day of fiscal 1998, as reported by the Nasdaq National Market, minus the aggregate exercise price.

(4) Mr. Sbona replaced Mr. Courtot as President and Chief Executive Officer of the Company on July 31, 1997 and is partially compensated for his services to the Company by Regent Pacific Management Corporation. See "Employment Agreements and Termination and Change in Control Agreements" and "Certain Transactions" below.

(5) Mr. Navas is compensated for his services to the Company by Regent Pacific Management Corporation. See "Employment Agreements and Termination and Change in Control Agreements" and "Certain Transactions."

(6) Mr. Young is compensated for his services to the Company by Regent Pacific Management Corporation. See "Employment Agreements and Termination and Change in Control Agreements" and "Certain Transactions."

(7) Mr. Courtot served as President and Chief Executive Officer of the Company until July 31, 1997 and as a director of the Company until August 21, 1997. He is no longer an employee or a director of the Company.

                     EMPLOYMENT AGREEMENTS AND TERMINATION
                        AND CHANGE IN CONTROL AGREEMENTS

     The 1995 Stock Option Plan provides that, in the event of (i) a sale or exchange by the stockholders of all or substantially all of the Company's voting stock or certain mergers or consolidations to which the Company is a party in which the stockholders of the Company do not retain beneficial ownership of at least a majority of the voting stock of the Company or its successor, (ii) the sale, exchange or transfer of all or substantially all of the assets of the Company other than to one or more subsidiary corporations, or
(iii) liquidation or dissolution of the Company, the Board of Directors of the Company may provide for the acquiring or successor corporation to assume or substitute new options for the options outstanding under the 1995 Stock Option Plan. To the extent that the options outstanding under the Option Plan are not assumed, substituted for, or exercised prior to such event, they will terminate; provided, however, that the Company has granted options to certain of its officers, including Messrs. Sbona, Bettencourt and Weissman, which provide for acceleration of vesting upon such a change in control.

     Under the 1995 Stock Option Plan, the Board of Directors retains discretion to modify the terms, including the price, of outstanding shares. Options granted under that plan are immediately exercisable, subject to a right of repurchase in favor of the Company for all exercised, unvested shares. Generally, 12.5% of the shares subject to options granted to new employees become vested six months after the date of commencement of employment and 2.083% of the shares subject to options vest upon completion of each succeeding full month of continuous employment with the Company. Shares subject to options granted to existing employees generally vest at the rate of 2.083% per month for 48 months following the date of grant. Generally, options have a term of eight (8) years. All options were granted at fair market value as determined by the Board of Directors of the Company on the date of grant.

     On July 31, 1997, the Company and Regent Pacific Management Corporation ("Regent Pacific") executed an agreement (the "Agreement") pursuant to which Regent Pacific agreed to provide certain management services to the Company. Pursuant to the original agreement, Regent Pacific agreed to provide management services to the Company, at a fee of $50,000 per week, including the services of Mr. Sbona as President and Chief Executive Officer and at least three other Regent Pacific personnel as part of the Company's management team. The agreement had a one-year term, but could be canceled by the Company after expiration of the initial 26-week period, with a minimum compensation to Regent Pacific of $1,300,000 for that initial period. The agreement required that the Company indemnify Regent Pacific and Mr. Sbona for certain liabilities arising out of the performance of services under the agreement. On April 13, 1998, the Company and Regent Pacific agreed to amend the agreement to provide that Mr. Sbona and at least four other Regent Pacific personnel would serve as part of the Company's management team. The amendment also served to extend the term of the agreement until August 31, 1999, and to extend the noncancelable period of the agreement until February 28, 1999. In connection with Mr. Sbona's service as President and Chief Executive Officer of the Company, the Company pays salary to Mr. Sbona at the rate of $52,000 per year and the Compensation Committee of the Company's Board granted to him an option to purchase 350,000 shares of the Company's Common Stock at an exercise price of $5.125 per share. The shares subject to such option will vest on a monthly basis during the 13-month period ending on February 28, 1999, subject to Mr. Sbona's continued employment as the Company's President and Chief Executive Officer; provided, however, that the option will vest entirely upon certain change of control transactions or upon termination of Mr. Sbona without cause. The option will also remain exercisable for one year following the termination of Mr. Sbona's services.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") is comprised of two non-employee directors of the Board of Directors, Messrs. Krausz and Waite. The Committee is responsible for setting and administering policies governing compensation of executive officers. For all executive officers, the Committee reviews the performance and compensation levels for executive officers, sets salary and bonus levels and makes option grants under the Company's 1995 Stock Option Plan.

COMPENSATION POLICIES GENERALLY

     The goals of the Company's executive officer compensation policies are to attract, retain and reward executive officers who contribute to the Company's success, to align executive officer compensation with the Company's performance and to motivate executive officers to achieve the Company's business objectives. The Company uses salary, executive officer bonuses and stock options to achieve these goals.

     Salaries and Bonuses. Salaries are set for each executive officer with reference to a range of salaries for comparable positions among high technology companies of similar size and location. Annual salary adjustments take into account individual executive officers' achievements during the prior fiscal year towards key Company-wide objectives set annually by the Board of Directors, in consultation with the Chief Executive Officer, as well as the executive officers' performance of their individual responsibilities.

     Variable cash incentive compensation for fiscal 1998 was provided through the Company's employee bonus plan for one executive officer. All other executive officers were either compensated through sales commission plans, or other plans negotiated between the officer and the Company (Messrs. Sbona, Navas and Young also received compensation from their employer, Regent Pacific Management Corporation). In accordance with the Committee's goal, fiscal 1998 variable cash incentive compensation for the bonus plan participants was targeted for up to 20% of the officer's salary if predetermined corporate revenue and net income objectives were achieved.

     In fiscal 1998, the Company also hired certain executive officers whose cash and equity incentive compensation was determined based upon a combination of the executive compensation policies of the Company described above and negotiations between the individual executive officers and the Company.

     Stock Options. The Committee strongly believes that equity ownership by executive officers provides incentives to build stockholder value and align the interests of executive officers with the stockholders. Initial stock option grants to executive officers are generally subject to four year vesting. The size of the initial grant has been determined with reference to comparable stock option compensation offered by similarly sized high technology companies for similar positions and the responsibilities and expected future contributions of the executive officer, as well as recruitment considerations. In determining the size of, or whether to grant, refresher grants, the Committee has considered each executive officer's performance during the previous periods and expected contributions during future periods, as well as the relative position and responsibilities of each executive officer and previous option grants to such executive officers. Generally, refresher option grants vest monthly over a four year period from the date of grant. The Committee believes that refresher options have provided strong incentives for executive officers to remain with the Company.

     Deductibility of Executive Compensation. The Company has considered regulations of the Internal Revenue Service which restrict deductibility of executive compensation paid to each of the five most highly compensated executive officers at the end of any fiscal year to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under the statute or proposed regulations. The Committee concluded in March 1996 that it would be advisable to establish certain restrictions on the granting of options under the Option Plan to assist in the qualification of compensation recognized in connection with the exercise of such options for an exemption; these restrictions were approved at the Special Meeting of Stockholders held on March 28, 1996. The Committee does not believe that other components of the Company's compensation will be likely to exceed $1,000,000 for any executive officer in the foreseeable future and therefore concluded that no further action with respect to qualifying such compensation for deductibility was necessary at this time. In the future, the Committee will continue to evaluate the advisability of qualifying its executive compensation for deductibility of such compensation. The Committee's policy is to qualify its executive compensation for deductibility under applicable tax laws as practicable.

CHIEF EXECUTIVE OFFICER COMPENSATION

     On July 31, 1997, the Company and Regent Pacific Management Corporation ("Regent Pacific") executed an agreement (the "Agreement") pursuant to which Regent Pacific agreed to provide certain management services to the Company. Pursuant to the original agreement, Regent Pacific agreed to provide management services to the Company, at a fee of $50,000 per week, including the services of Mr. Sbona as President and Chief Executive Officer and at least three other Regent Pacific personnel as part of the Company's management team. The agreement had a one-year term, but could be canceled by the Company after expiration of the initial 26-week period, with a minimum compensation to Regent Pacific of $1,300,000 for that initial period. The agreement required that the Company indemnify Regent Pacific and Mr. Sbona for certain liabilities arising out of the performance of services under the agreement. On April 13, 1998, the

Company and Regent Pacific agreed to amend the agreement to provide that Mr. Sbona and at least four other Regent Pacific personnel would serve as part of the Company's management team. The amendment also served to extend the term of the agreement until August 31, 1999, and to extend the noncancelable period of the agreement until February 28, 1999. In connection with Mr. Sbona's service as President and Chief Executive Officer of the Company, the Company pays salary to Mr. Sbona at the rate of $52,000 per year and the Compensation Committee of the Company's Board granted to him an option to purchase 350,000 shares of the Company's Common Stock at an exercise price of $5.125 per share. The shares subject to such option will vest on a monthly basis during the 13-month period ending on February 28, 1999, subject to Mr. Sbona's continued employment as the Company's President and Chief Executive Officer; provided, however, that the option will vest entirely upon certain change of control transactions or upon termination of Mr. Sbona without cause. The option will also remain exercisable for one year following the termination of Mr. Sbona's services.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Steven M. Krausz and Charles P. Waite, Jr. served as members of the Board of Directors' Compensation Committee (the "Committee") during the fiscal year ended May 31, 1998.

     The Company has entered into indemnification agreements with its directors and officers. Such agreements require the Company to indemnify such individuals to the fullest extent permitted by law.

     See "Certain Transactions" and "Employment Agreements and Termination and Change of Control Agreements."

PERFORMANCE MEASUREMENT COMPARISON(1)

     Comparison of 5 year Cumulative Total Return on Investment from October 6, 1995 through May 29, 1998(2)

                                                                             Nasdaq Computer
                                                          Nasdaq Stock          and Data
                                     'Verity, Inc.'          Market         Processing Stocks
10/6/95                                  100.000             100.000             100.000
10/31/95                                 198.649             102.551             109.744
11/30/95                                 268.919             104.959             110.553
12/29/95                                 239.189             104.399             109.135
1/31/96                                  205.405             104.914             108.013
2/29/96                                  256.757             108.907             114.731
3/29/96                                  182.432             109.268             114.248
4/30/96                                  185.811             118.333             127.596
5/31/96                                  212.162             123.767             131.815
6/28/96                                  155.405             118.188             126.985
7/31/96                                  118.243             107.664             113.719
8/30/96                                  131.757             113.696             116.762
9/30/96                                   66.892             122.392             129.509
10/31/96                                  64.189             121.041             127.228
11/29/96                                  89.865             128.523             136.359
12/31/96                                  83.108             128.407             134.669
1/31/97                                   76.351             137.534             146.893
2/28/97                                   53.041             129.927             134.981
3/31/97                                   41.892             121.445             125.004
4/30/97                                   30.068             125.241             141.317
5/30/97                                   35.135             139.434             156.855
6/30/97                                   29.054             143.704             160.290
7/31/97                                   35.135             158.873             176.948
8/29/97                                   34.797             158.630             172.229
9/30/97                                   26.351             168.015             175.301
10/31/97                                  28.378             159.313             171.668
11/28/97                                  56.520             160.111             176.006
12/31/97                                  27.027             157.552             165.466
1/30/98                                   23.649             162.495             177.930
2/27/98                                   27.534             177.750             202.081
3/31/98                                   45.270             184.306             218.650
4/30/98                                   51.351             187.428             220.525
5/29/98                                   41.892             177.179             205.178
6/30/98                                   58.446             189.680             242.672

(1) Assumes that $100.00 was invested on October 6, 1995 in the Company's Common Stock and each index. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

(2) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                              CERTAIN TRANSACTIONS

     On July 31, 1997, the Company and Regent Pacific Management Corporation ("Regent Pacific") executed an agreement (the "Agreement") pursuant to which Regent Pacific agreed to provide certain management services to the Company. Pursuant to the original agreement, Regent Pacific agreed to provide management services to the Company, at a fee of $50,000 per week, including the services of Mr. Sbona as President and Chief Executive Officer and at least three other Regent Pacific personnel as part of the Company's management team. The agreement had a one-year term, but could be canceled by the Company after expiration of the initial 26-week period, with a minimum compensation to Regent Pacific of $1,300,000 for that initial period. The agreement required that the Company indemnify Regent Pacific and Mr. Sbona for certain liabilities arising out of the performance of services under the agreement. On April 13, 1998, the Company and Regent Pacific agreed to amend the agreement to provide that Mr. Sbona and at least four other Regent Pacific personnel would serve as part of the Company's management team. The amendment also served to extend the term of the agreement until August 31, 1999, and to extend the noncancelable period of the agreement until February 28, 1999. In connection with Mr. Sbona's service as President and Chief Executive Officer of the Company, the Company pays salary to Mr. Sbona at the rate of $52,000 per year and the Compensation Committee of the Company's Board granted to him an option to purchase 350,000 shares of the Company's Common Stock at an exercise price of $5.125 per share. The shares subject to such option will vest on a monthly basis during the 13-month period ending on February 28, 1999, subject to Mr. Sbona's continued employment as the Company's President and Chief Executive Officer; provided, however, that the option will vest entirely upon certain change of control transactions or upon termination of Mr. Sbona without cause. The option will also remain exercisable for one year following the termination of Mr. Sbona's services.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                      LOGO
                                          Timothy J. Moore
                                          Secretary

August 27, 1998

                                  DETACH HERE

                                     PROXY

                                  VERITY, INC.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                      SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Gary J. Sbona and James E. Ticehurst, and each of them, with full power of substitution to represent the undersigned and to vote all of the shares of stock in Verity, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of said Company to be held at the Sheraton Four Points Hotel, 1100 N. Mathilda Avenue, Sunnyvale, California on Thursday, September 24, 1998 at 11:00 a.m., Pacific Daylight Time, and at any adjournment thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Company's Proxy Statement, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1, 2 AND 3.

SEE REVERSE                                                          SEE REVERSE
   SIDE            CONTINUED AND TO BE SIGNED ON REVERSE SIDE           SIDE

                                  DETACH HERE

     PLEASE MARK
[X]  VOTES AS IN
     THIS EXAMPLE.

A VOTE FOR THE FOLLOWING PROPOSALS IS RECOMMENDED BY THE BOARD OF DIRECTORS:

1. Election of Class III Director

   NOMINEE:  Gary J. Sbona

             FOR   WITHHELD
             [ ]     [ ]

2. To approve the amendment to the 1995 Stock Option       FOR  AGAINST  ABSTAIN
   Plan increasing the number of shares of Common Stock    [ ]    [ ]      [ ]
   authorized for issuance thereunder from 3,310,836 shares to 4,060,836 shares.

3. To approve the selection of PricewaterhouseCoopers      FOR  AGAINST  ABSTAIN
   LLP as the Company's independent public accountants     [ ]    [ ]      [ ]
   for the current fiscal year.

                                   MARK HERE FOR ADDRESS CHANGE
                                   AND NOTE AT LEFT                        [ ]

                                   Even if you are planning to attend the
                                   meeting in person, you are urged to sign and mail the Proxy in the return envelope so that your stock may be represented at the meeting.

                                   Sign exactly as your name(s) appear(s) on your stock certificate. If shares of stock stand on record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the above Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute the above Proxy for a deceased stockholder should give their full title. Please date the Proxy.


Signature:                                             Date:
          -------------------------------------------       --------------------

Signature:                                             Date:
          -------------------------------------------       --------------------